Exhibit 99.1

Investor Update – May 21, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) excluding fuel consumption, capital expenditures, and fleet information, as well as certain actual results for revenue passenger miles (RPMs), load factor and revenue per available seat mile (RASM), for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Our disclosure of operating cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less the cash we receive from hedge counterparties for hedges that settle during the period, offset by the premium expense that we recognize. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

A slide presentation is furnished with this update. These materials were presented at our annual meeting of stockholders on May 20, 2008.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

   April 2008 Statistics

	April 2008	Change Y-O-Y
Capacity (ASMs in millions)	2,036	3.4%
Traffic (RPMs in millions)	1,567	3.4%
Revenue passengers (000s)	1,415	(2.3)%
Load factor*	76.9%	0 pts
RASM (cents)	11.31	(1.3)%
Passenger RASM (cents)	10.36	(0.4)%
Raw fuel cost ($ in millions)	$98.7	63.3%
Raw fuel cost/gal.	$3.50	66.3%
Economic fuel expense ($ in millions)	$87.2	47.7%
Economic fuel expense/gal.	$3.09	50.0%
*percentage	of available seats occupied by fare-paying passengers

   Advance Bookings

	May	June	July
Point Change Y-O-Y	flat	flat	-2 pts

   Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	6,150 – 6,200	0%-1%	24,650	2%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	11.9 – 12.0	14%-15%	N/A	N/A
Less: Fuel cost per ASM (cents)*	4.4	40%	N/A	N/A
Cost per ASM excluding fuel (cents)*	7.5–7.6	3%-5%	7.5	-

Fuel Gallons (000,000)	88	(2)%	351	(1)%
Economic fuel cost per gallon**	$3.17	48%	N/A	N/A

*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter and the actual favorable adjustments to the value of our fuel-hedging portfolio in April. Our economic fuel cost per ASM will likely be different than the amount presented here.

**Because of the volatility of fuel prices, actual amounts may differ significantly. We are unable to forecast economic fuel cost per gallon for fiscal 2008.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and a third party whereby Alaska purchases capacity for service between Anchorage and Dutch Harbor, AK.

   April 2008 Statistics

The following data represents on the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	April 2008	Change Y-O-Y
Capacity (ASMs in millions)	117	9.1%
Traffic (RPMs in millions)	87	6.8%
Load factor*	74.5%	(1.6)pts
Passenger RASM (cents)	18.26	(2.0)%

  *Percentage of available seats occupied by fare-paying passengers

   Advance Bookings

	May	June	July
Point Change Y-O-Y	-2 pts	-1 pt	-1 pt

  Forecast Information (Horizon CPA)

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	370	14%	1,480	9%
Cost per ASM (cents)*	21.3–21.4	(1)%	21.2–21.3	flat

  * Costs associated with the Horizon CPA agreement are eliminated in consolidation

HORIZON AIR

  April 2008 Statistics

	April 2008	Change Y-O-Y
Capacity (ASMs in millions)	307	(3.8)%
Traffic (RPMs in millions)	212	(6.9)%
Revenue passengers (000s)	589	0.2%
Load factor*	69.2%	(2.3) pts
System RASM (cents)	18.68	7.3%
Raw fuel cost ($ in millions)	$19.9	79.7%
Raw fuel cost/gal.	$3.58	62.0%
Economic fuel expense ($ in millions)	$17.6	62.4%
Economic fuel expense/gal.	$3.16	46.4%

  *percentage of available seats occupied by fare-paying passengers

Line-of-Business Information

Horizon’s information for line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented. Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.

April 2008

	Capacity Mix			Load Factor			Yield		RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y		Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	190	18.3%	62%	65.9%	(4.6)	pts	25.74¢	(1.2)%	17.39¢	(7.5)%
Alaska CPA	117	9.1%	38%	NM	NM		NM	NM	20.78¢	1.3%
Frontier CPA	—	(100.0)%	— %	NM	NM		NM	NM	—	NM
System Total	307	(3.8)%	100%	69.2%	(2.3)	pts	26.62¢	10.7%	18.68¢	7.3%

    NM = Not Meaningful

  Advance Bookings – Brand Flying Only

	May	June	July
Point Change Y-O-Y	-4 pts	-3 pts	-1 pt

HORIZON AIR - (continued)

  Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	935	(4)%	3,780 -3,820	(4)% -(5)%

Unit Costs
Cost per ASM on a GAAP basis (cents)*	21.2-21.3	14% -15%	N/A	N/A
Less: Fuel cost per ASM (cents)*	5.9	69%	N/A	N/A
Cost per ASM excluding fuel (cents)*	15.3-15.4	2% -3%	14.7 – 14.8	1% – 2%

Fuel Gallons (000,000)**	18	16%	72	11%
Economic fuel cost per gallon***	$3.23	46%	N/A	N/A

* For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter and the actual favorable adjustments to the value of our fuel-hedging portfolio in April. We expect that our economic fuel cost per ASM will be lower.

Horizon’s CASM includes the expected loss on the sublease of Q200 aircraft to a third party. We expect the loss will be approximately $3 million in the second quarter of 2008 as we deliver the final two Q200s to the third party under the existing sublease agreement.

Horizon’s unit cost guidance does not include any impact from the decision to retire the CRJ-700 fleet earlier than expected.

**Horizon’s fuel consumption now includes fuel that was formerly purchased by Frontier as part of the Frontier CPA agreement.

***Because of the volatility of fuel prices, actual amounts may differ significantly. We are unable to forecast economic fuel cost per gallon for fiscal 2008.

AIR GROUP

   Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Second Quarter 2008	50%	$73
Third Quarter 2008	50%	$78
Fourth Quarter 2008	50%	$77
Remainder of 2008	50%	$76
First Quarter 2009	27%	$94
Second Quarter 2009	22%	$89
Third Quarter 2009	16%	$91
Fourth Quarter 2009	15%	$95
Full Year 2009	20%	$92
First Quarter 2010	5%	$107
Second Quarter 2010	4%	$106
Third Quarter 2010	5%	$120
Fourth Quarter 2010	5%	$120
Full Year 2010	5%	$113

Cash and Share Count

(in millions)	April 30, 2008	December 31, 2008
Cash and marketable securities	$981	$823
Common shares outstanding	35.972	38.051

Cash and marketable securities totaled $998 million as of May 19, 2008. The Company does not have any auction-rate securities in its investment portfolio.

Capital Expenditures

Total capital expenditures for 2008 are expected to be as follows (in millions):

	Total 2008 Estimate
	Aircraft-related	Non-aircraft	Total
Alaska	$390	$75	$465
Horizon	100	5	105
Total Air Group	$490	$80	$570

Firm Aircraft Commitments

	2008	2009	2010	Thereafter	Total
Alaska (B737-800)	17*	6	6	3	32
Horizon (Q-400)	4	11	-	-	15
Totals	21	17	6	3	47

* includes one operating lease arrangement

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 20 Q400s.

AIR GROUP – (continued)

  Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009

737-200	—	2	—	—	—	—	—	—	—	—
737-400F*	—	1	1	1	—	—	—	1	—	1
737-400C*	72	—	5	5	—	—	—	5	—	5
737-400	144	39	34	34	—	—	(2)	32	(4)	28
737-700	124	22	20	20	—	—	—	20	(1)	19
737-800	157	15	29	33	3	5	5	46	6	52
737-900	172	12	12	12	—	—	—	12	—	12
MD-80	140	23	14	10	(3)	(7)	—	—	—	—

Totals		114	115	115	—	(2)	3	116	1	117

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009

Q200	37	28	16	13	(1)	(2)	(4)	6	(6)	—
Q400	74-76	20	33	33	1	—	3	37	11	48
CRJ-700**	70	21	21	20	—	—	(6)	14	(14)	—

Totals		69	70	66	—	(2)	(7)	57	(9)	48

*F=Freighter; C=Combination freighter/passenger

** The planned CRJ fleet at December 31, 2008 and 2009 is likely to change as we finalize the fleet exit plan. The extent of these changes is not known at this time.

Shareholder Presentation

On May 20, 2008, Chairman and CEO Bill Ayer presented updated company information at the 2008 Annual Meeting of Stockholders in Seattle. The slides from that presentation are furnished with this update.